UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)        December 5, 1996
                                                    -------------------------
                                MBNA Corporation
   --------------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
   --------------------------------------------------------------------------
   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                              19884
   --------------------------------------------------------------------------
   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
                                                      -----------------------


   --------------------------------------------------------------------------
       (Former name or former address, if changed since last report.)

Item 5.  Other Events


     On December 5, 1996, MBNA International Bank Limited ("MBNA
International"), a wholly owned United Kingdom subsidiary of MBNA America Bank, N.A., completed the securitization of approximately 250.0 million pounds sterling of credit card asset-backed securities.

     The securities were offered in two transactions: a 240.0 million pounds sterling Class A (senior) floating rate asset-backed certificate issued via a special purpose vehicle, Chester Asset Receivables Dealings No. 3 Limited (CARDS trademark), and a 10.0 million pounds sterling Class B (subordinate) floating rate asset-backed certificate issued via a second special purpose vehicle, Credit Card Securitization International Limited, which was privately placed. The 7.0 year Class A Notes accrue interest at 10 basis points over the three month Sterling London Interbank Offered Rate (LIBOR), and were priced at 99.889% to yield 12 basis points over three month Sterling LIBOR. The 7.1 year Class B Certificate was indexed over three month Sterling LIBOR and priced at par.

     Credit Card Securitization International Limited was established to purchase credit card receivables from MBNA International on an on-going basis and facilitate the issuance of additional securities. Functionally, this is similar to "master trust" structures used in the United States securitization market.

     The securities are governed by English law and the Class A Notes are expected to be listed on the London Stock Exchange.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                        MBNA CORPORATION


Date:  December 5, 1996                        By:   /s/ M. Scot Kaufman
                                                   ---------------------------
                                                         M. Scot Kaufman
                                                    Executive Vice President
                                                   and Chief Financial Officer